           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 1996
                                                    REGISTRATION NO.  333-

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                                 SUPERGEN, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                              --------------------
   California                                            94-3132190
 -----------------                                 ---------------------
(State of incorporation)                    (I.R.S. Employer Identification No.)

                               6450 HOLLIS STREET
                          EMERYVILLE, CALIFORNIA  94608
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                              --------------------

         SUPERGEN, INC. 1993 STOCK OPTION PLAN, AS AMENDED AND RESTATED
                           EFFECTIVE JANUARY 17, 1996

                SUPERGEN, INC. 1996 DIRECTORS' STOCK OPTION PLAN

      SUPERGEN, INC. EMPLOYEES AND CONSULTANTS STOCK OPTION AGREEMENT/PLAN

                           (FULL TITLES OF THE PLANS)
                              --------------------

                                JOSEPH RUBINFELD
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 SUPERGEN, INC.
                               6450 HOLLIS STREET
                          EMERYVILLE, CALIFORNIA  94608
                                 (510) 655-1075
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              --------------------

                                   COPIES TO:
                               JOHN V. ROOS, ESQ.
                              PAGE MAILLIARD, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94306
                                 (415) 493-9300


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- --------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

  Title of                  Amount                Proposed              Proposed                  Amount of
Securities to               to be              Maximum Offering     Maximum Aggregate           Registration
be Registered           Registered(1)         Price Per Share(2)    Offering Price(2)               Fee
- ------------------------------------------------------------------------------------------------------------
Common Stock,
no par value              2,550,000              $6.511628           $16,604,653.73              $5,725.73

- ------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------

(1) Includes 2,000,000 shares to be registered under the 1993 Stock Option Plan (the "1993 Plan"), 250,000 shares to be registered under the 1996 Directors' Stock Option Plan (the "1996 Plan"), and 300,000 shares to be registered under the Employees and Consultants Stock Option Agreement/Plan (the "Employees and Consultants Plan").

(2) The Proposed Maximum Offering Price Per Share was estimated in part pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and, in part, pursuant to Rule 457(c) under the Securities Act. With respect to (i) 1,410,450 shares which are subject to outstanding options to purchase Common Stock under the 1993 Plan, (ii) 150,000 shares which are subject to outstanding options to purchase Common Stock under the 1996 Plan, and (iii) 300,000 shares which are subject to outstanding options to purchase Common Stock under the Employees and Consultants Plan, the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h), under which Rule the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 1,410,450 shares subject to outstanding options under the 1993 Plan is $5.84972880. The weighted average exercise price of the 150,000 shares subject to outstanding options under the 1996 Plan is $5.00. The weighted average exercise price of the 300,000 shares subject to outstanding options under the Employees and Consultants Plan is $0.92478333. With respect to 689,550 shares of Common Stock available for future grant under the 1993 Plan and (ii)100,000 shares of Common Stock available for future grant under the Director Plan, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price reported in the Nasdaq National Market on June 24, 1996, which average was $10.625. The number referenced above in the table entitled "Proposed Maximum Offering Price per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     (a) The Registrant's Registration Statement on Form SB-2 (File No. 333-476-LA) and amendments thereto, including the Prospectus dated March 13, 1996, filed for the purpose of registering certain shares of the Registrant's Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Registrant's initial public offering.

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996 filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     (c) The description of the Registrant's Common Stock to be offered hereby is contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 18, 1996, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sec-tions 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Articles of Incorporation limit the liability of directors for monetary damages to the maximum extent permitted by California law. Such limitation of liability has no effect on the availability of equitable remedies, such as injunctive relief or rescission.

     The Registrant's Bylaws provide that the Registrant will indemnify its directors and officers and may indemnify its employees and agents (other than officers and directors) against certain liabilities to the fullest extent permitted by California law. The Registrant is also empowered under its Bylaws to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Registrant has entered into indemnification agreements with each of its current directors and officers which provide for indemnification of, and advancement of expenses to, such persons to the greatest extent permitted by California law, including by reason of action or inaction occurring in the past and circumstances in which indemnification and advancement of expenses are discretionary under California law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

          EXHIBIT
          NUMBER
          ------
            4.1* 1993 Stock Option Plan, as amended and restated effective January 17, 1996, and form of Stock Option Agreement thereunder
            4.2* 1996 Directors' Stock Option Plan and form of Stock Option Agreement thereunder
            4.3    Employees and Consultants Stock Option Agreement/Plan
            5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., as to legality of securities being registered
           23.1    Consent of Ernst & Young LLP, Independent Auditors.
           23.2    Consent of Counsel (contained in Exhibit 5.1)
           24.1    Power of Attorney (see Page II-5)

___________

* Incorporated by reference to the exhibit filed with the Registrant's registration statement on Form SB-2 (File No. 333-476-LA) filed with the Securities and Exchange Commission on January 18, 1996.

 ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, SuperGen, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 27th day of June, 1996.


                                   SUPERGEN, INC.



                                   By:/S/ JOSEPH RUBINFELD
                                      ------------------------------
                                      Joseph Rubinfeld
                                      President, Chief Executive Officer,
                                      Chief Scientific Officer and Director


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Joseph Rubinfeld and Henry C. Settle, Jr., his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


      Signature                                       Title                                Date
- -----------------------------          --------------------------------------------   --------------

 /S/ JOSEPH RUBINFELD                  President, Chief Executive Officer,            June 27, 1996
- ----------------------------           Chief Scientific Officer and Director
(Joseph Rubinfeld)                     (Principal Executive Officer)


 /S/ HENRY C. SETTLE, JR.              Chief Financial Officer                        June 27, 1996
- ----------------------------           (Principal Financial and Accounting Officer)
(Henry C. Settle, Jr.)


/S/ DAVID M. FINEMAN                   Director                                       June 27, 1996
- ----------------------------
(David M. Fineman)


/S/ J. GREGORY SWENDSEN                Director                                       June 27, 1996
- ----------------------------
(J. Gregory Swendsen)


/S/ DENIS BURGER                       Director                                       June 27, 1996
- ----------------------------
(Denis Burger)


/S/ JULIUS A. VIDA                     Director                                       June 27, 1996
- ----------------------------
(Julius A. Vida)

                                       Director                                       June 27, 1996
- ----------------------------
(Daniel Zurr)


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549



                       ___________________________________

                                    EXHIBITS

                       ___________________________________


                       Registration Statement on Form S-8

                                 SuperGen, Inc.

                                  July 1, 1996

                                INDEX TO EXHIBITS




                                                                   SEQUENTIALLY
EXHIBIT                                                               NUMBERED
NUMBER                       EXHIBIT                                    PAGE
- -------   -------------------------------------------------------- -------------
4.1*      SuperGen, Inc. 1993 Stock Option Plan, as amended and
          restated effective January 17, 1996, and form of stock
          option agreement thereunder. . . . . . . . . . . . . . . .
4.2*      SuperGen, Inc. 1996 Directors' Stock Option Plan and forms of option agreement thereunder . . . . . . . . . . . . . .
4.3       SuperGen, Inc. Employees and Consultants Stock Option
          Agreement/Plan . . . . . . . . . . . . . . . . . . . . . .
5.1       Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional
          Corporation. . . . . . . . . . . . . . . . . . . . . . . .
23.1      Consent of Ernst & Young LLP, Independent Auditors . . . .
23.2      Consent of Counsel (contained in Exhibit 5.1). . . . .  . .
24.1      Power of Attorney (see page II-5). . . . . . . . . . . . .

- -------------

* Incorporated by reference to the exhibit filed with the Registrant's registration statement on Form SB-2 (File No. 333-476-LA) filed with the Securities and Exchange Commission on January 18, 1996.